Exhibit 99.1

5:01 Acquisition Corp. Will Redeem Its Public Shares And Will Not Consummate An Initial Business Combination

San Francisco, CA, September 20, 2022 – 5:01 Acquisition Corp. (the “Company”) (Nasdaq: FVAM), a biotechnology-focused special purpose acquisition company, today announced that it will redeem all of its outstanding shares of Class A common stock (the “public shares”), effective as of the close of business on October 17, 2022, because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation (the “Charter”).

As stated in the Company’s Registration Statement on Form S-1 and in the Charter, if the Company is unable to complete an initial business combination within 24 months from the closing of its initial public offering, or October 16, 2022, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the Company to pay income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The per-share redemption price for the public shares will be approximately $10.00 per share (the “Redemption Amount”).

As of the close of business on October 17, 2022, the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the public shares upon presentation of their respective stock certificates or other delivery of their shares to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

The Company’s sponsor, 5:01 Acquisition LLC, has waived its redemption rights with respect to the outstanding founder shares and private placement shares. After October 17, 2022, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that Nasdaq will file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About 5:01 Acquisition Corp.

5:01 Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to the Company’s redemption, liquidation, delisting, deregistration and winding up. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties, including those set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

Contact

5:01 Acquisition Corp.

Rebecca Lucia, Chief Financial Officer

501AcquisitionCorp@5AMVentures.com

415-993-8570